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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EntreMed, Inc. for the registration of 3,000,000 shares of its common stock and warrants to purchase such shares of common stock and to the incorporation by reference therein of our report dated February 10, 1999, with respect to the consolidated financial statements of EntreMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/  ERNST & YOUNG LLP

January 13, 2000
Atlanta, Georgia